Exhibit 99.(a)(1)(i)

The instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before completing this Letter of Acceptance and Transmittal.

LETTER OF ACCEPTANCE AND TRANSMITTAL

To accompany certificates for
Common Shares
of

THE STALLION GROUP

To be deposited pursuant to the Offer dated February 9, 2009 of

DELTA OIL & GAS, INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL
5:00 P.M.  (EASTERN TIME)
ON MARCH 17, 2009 UNLESS THE OFFER IS
WITHDRAWN OR EXTENDED (THE “EXPIRY TIME”)

This Letter of Acceptance and Transmittal or a facsimile hereof, properly completed and duly executed in accordance with the instructions set out below, together with all other required documents, must accompany certificates representing common shares of The Stallion Group (“Common Shares”) deposited pursuant to the Prospectus.  Shareholders whose certificates are not immediately available or who cannot deliver certificates and all other required documents to the Depositary at or prior to the Expiry Time may deposit such Common Shares according to the procedure for guaranteed delivery set forth in the Prospectus in the section entitled “Offer — Manner of Acceptance — Procedure for Guaranteed Delivery” and Instruction 2 to this Letter of Acceptance and Transmittal.  The terms and conditions of the Prospectus are incorporated by reference in this Letter of Acceptance and Transmittal.  Capitalized terms used but not defined in this Letter of Acceptance and Transmittal shall have the respective meanings set out in the Prospectus.

Shareholders are encouraged to consult their own advisors regarding the tax consequences of the proposed transaction.

TO:	CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS DEPOSITARY

The undersigned delivers to you the enclosed certificate(s) for Common Shares and, subject only to the provisions of the Prospectus regarding withdrawal, irrevocably accepts the offer upon the terms and conditions contained in the Prospectus.  The following are the details of the enclosed certificate(s):

DESCRIPTION OF COMMON SHARES DEPOSITED
Common Share Certificate(s) and Common Share(s) deposited (attach additional list if necessary)
Name(s) in which Registered
Total Number
of Common
	Shares	Number of
Common Share	Represented	Common	Cost of
Certificate	by	Share(s)	Common
Number(s)*	Certificate(s)	Deposited**	Shares***

Total Common Shares

* Need not be completed by Shareholder delivering by book-entry transfer.

 **  Unless otherwise indicated it will be assumed that all Common Shares evidenced by any certificates delivered to the Depositary are being deposited.  See Instruction 6

 ***This information is necessary because our tax basis in your Common Shares for United States Federal income tax purposes may be determined by reference to your tax basis in such Common Shares (which is generally the price that you paid for such Common Shares).

(Please print or type.  If space is insufficient, please attach a list to this Letter of Acceptance and Transmittal in the above form.)

The undersigned Shareholder:

1.  acknowledges receipt of the Prospectus dated February 9, 2009;

            2.  delivers the enclosed certificate(s) representing Common Shares and, subject only to the rights of withdrawal set out in the Prospectus, irrevocably accepts the offer for and in respect of those Common Shares that are being deposited under the offer as indicated in the above “Description of Common Shares Deposited” box of this Letter of Acceptance and Transmittal represented by such certificate(s) (the “Deposited Securities”) and, on and subject to the terms and conditions of the Prospectus, deposits, sells, assigns and transfers to the Offeror or the Offeror’s designees all rights, title and interest in and to the Deposited Securities, including other securities referred to in the section entitled “Acceptance for Purchase of, and Payment for, Deposited Stallion Common Shares — Power of Attorney” (“Other Securities”) of the Prospectus, effective on and after the Effective Date;

3.  represents and warrants that: (a) the undersigned has full power and authority to deposit, sell, assign and transfer the Deposited Securities (and any Other Securities) being deposited and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Deposited Securities and/or Other Securities to any other person; (b) the undersigned owns the Deposited Securities and any Other Securities being deposited within the meaning of applicable securities laws; (c) the deposit of those Deposited Securities (and any Other Securities) complies with applicable securities laws; and (d) when those Deposited Securities and any Other Securities are taken up and paid for under the offer, the Offeror will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, and claims;

4.  directs the Offeror and the Depositary, upon taking up the Deposited Securities: (a) to issue or cause to be issued certificates representing shares of the Offeror to which the undersigned is entitled for the Deposited Securities under the offer in the name indicated below and to send such certificates representing such shares by first class insured mail, postage prepaid, to the address indicated below; and (b) to return any certificates for shares not deposited to or purchased under the offer to the address indicated below (and, in the case of both (a) and (b) above, if no name, address or delivery instructions are indicated, to the undersigned at the address of the undersigned as shown on the books of Stallion);

5.  irrevocably appoints the Offeror or its designees as the true and lawful agent, attorney and attorney in fact of that Shareholder with respect to the Deposited Securities and with respect to any and all stock dividends, securities, rights, warrants or other interests or distributions accrued, declared, paid, issued, transferred, made or distributed on or in respect of the Deposited Securities on or after February 9, 2009, effective on and after the Effective Date, and affords full power of substitution (such power of attorney being coupled with an interest being irrevocable), in the name and on behalf of the undersigned to (a) register, record, transfer and enter the transfer of Deposited Securities and any Other Securities on the books of Stallion; and (b) vote, execute and deliver any instruments of proxy, authorizations and consents in form and on terms satisfactory to the Offeror in respect of any Deposited Securities and any or all Other Securities, revoke any such instrument, authorization or consent given prior to or after the Effective Date, designate in any such instruments of proxy any person(s) as the proxy or the proxy nominee(s) of the Shareholder in respect of those Deposited Securities and those Other Securities for all purposes; and (c) execute, endorse and negotiate, any checks or other instruments, respecting any distribution payable to the holder; and (d) exercise any and all other rights of a holder of Deposited Securities and any Other Securities;

6.  agrees, from and after the Effective Date, not to vote any of the Deposited Securities or Other Securities at any meeting of holders of securities, not to exercise any other rights or privileges attached to those securities, and to deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of those securities;

7.  agrees that if Stallion should declare or pay any cash dividend, stock dividend or make any other distribution on or issue any rights with respect to any of the Deposited Securities which is or are payable or distributable to the Shareholders of record on a record date which is prior to the date of transfer into the name of the Offeror or their nominees or transferees on the books of Stallion of such Deposited Securities following acceptance thereof for purchase pursuant to the Prospectus, then (i) in the case of any cash dividend or distribution that does not exceed the value of the consideration per Deposited Security, the consideration per Deposited Security payable by the Offeror pursuant to the Prospectus will be reduced by the number of shares of the Offeror having a value equal to any such dividend or distribution paid or payable per Deposited Security in respect of which the dividend or distribution is made; and (ii) in the case of any such cash dividend or cash distribution in an amount that exceeds the value of the consideration per Deposited Security in respect of which the dividend or distribution is made, or in the case of any other dividend, distribution or right, the whole of any such dividend, distribution or right will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the undersigned to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer.  Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution or right, and may withhold the entire consideration payable by the Offeror pursuant to the Prospectus or deduct from the consideration payable by the Offeror pursuant to the Prospectus the amount or value thereof, as determined by the Offeror in its sole discretion;

8.  covenants to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Deposited Securities and Other Securities to the Offeror;

9.  acknowledges that all authority conferred or agreed to be conferred by the undersigned herein is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned; and

10.  by virtue of the execution of this Letter of Acceptance and Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Common Shares deposited pursuant to the Prospectus will be determined by the Offeror in their sole discretion and that such determination shall be final and binding, subject to the outcome of any challenge in a court of competent jurisdiction, and acknowledges that the Offeror reserve the absolute right to reject any and all deposits that they determine not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction and to waive any defects or irregularities in the deposit of any Common Shares but there shall be no duty or obligation on the Offeror or the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give such notice.

By reason of the use by the undersigned of an English language form of Letter of Acceptance and Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Acceptance and Transmittal, as well as all documents related thereto, be drawn exclusively in the English language.

BOX A

ISSUE THE SHARES IN THE NAME OF:

(please print or type)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (Zip) Code)

(Telephone — Home)

(Telephone — Business)

(e-mail address)

(U.S.  Resident/Citizen must
provide their Taxpayer
Identification Number)
See substitute Form W-9 or
Form W-8BEN, each of which is included herein

BOX B

SEND CERTIFICATES FOR SHARES TO:
(please print or type):

☐ Same address as Box A or to:

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (Zip) Code)

(Telephone — Home)

(Telephone — Business)

BOX C
SPECIAL PICK-UP INSTRUCTIONS

☐	HOLD CERTIFICATES FOR SHARES FOR PICK-UP AT THE OFFICES OF THE DEPOSITARY (Check box).

BOX D

☐	CHECK HERE IF COMMON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO [______________________________] AND COMPLETE THE FOLLOWING (please print or type):

Name of Registered Holder:	____________________________________________________

Date of Execution of Notice of Guaranteed Delivery:	____________________________________________________

Name of Institution which Guaranteed Delivery:	____________________________________________________

Signature guaranteed by	Date: ______________, 2009
(if required under Instruction 4):

Authorized Signature	Signature of Shareholder or Authorized Representative (See Instruction 3)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address (please print or type)	Name of Authorized Representative, if applicable please print or type)

INSTRUCTIONS AND RULES

1.	Use of Letter of Acceptance and Transmittal

(a) This Letter of Acceptance and Transmittal (or manually signed facsimile hereof) properly completed and duly executed as required by the instructions set forth below, together with the certificate(s) representing the Deposited Securities in respect of which the offer is being accepted and any other document required by the instructions set forth below must be received by the Depositary by the Expiry Time, unless the Offer in respect of the Common Shares is extended or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b) The method of delivery of this Letter of Acceptance and Transmittal, certificates representing the Common Shares and all other required documents is at the option and risk of the person depositing the same.  The Offeror recommends that such documents be delivered by hand to the Depositary and a receipt obtained, or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained.  Shareholders whose Common Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Common Shares under the offer.

2.	Procedures for Guaranteed Delivery

If a Shareholder wishes to deposit shares pursuant to the Offer and the Prospectus and the certificate(s) representing the Common Shares are not immediately available, or that Shareholder cannot deliver such certificate(s) and all other required documents to the Depositary at or prior to the Expiry Time, those Common Shares may nevertheless be deposited under the offer if all of the following conditions are met:

(a) the deposit is made by or through an Eligible Institution;

(b) a Notice of Guaranteed Delivery (printed on GREEN paper) in the form accompanying the Prospectus or a facsimile thereof properly completed and duly executed including a guarantee by an Eligible Institution in the form specified in the Notice of Guaranteed Delivery, is received by the Depositary at the office set out in the Notice of Guaranteed Delivery at or prior the Expiry Time; and

(c) the certificate(s) representing the deposited Common Shares in proper form for transfer, together with this Letter of Acceptance and Transmittal or facsimile thereof, properly completed and duly executed, with any required signature guarantees and all other documents required by this Letter of Acceptance and Transmittal, are received by the Depositary at the office set out in the Notice of Guaranteed Delivery at or prior to 5:00 p.m. (Eastern time) on the third trading day on the Over-The-Counter Bulletin Board after the Expiry Time.

The Notice of Guaranteed Delivery may be delivered by hand or courier, transmitted by facsimile or mailed to the Depositary at the office set out in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.  Delivery of the Notice of Guaranteed Delivery and this Letter of Acceptance and Transmittal and accompanying share certificates to any office other than such office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc.  Medallion Signature Program (MSP).

3.	Signatures

This Letter of Acceptance and Transmittal must be completed and signed by the holder of Common Shares accepting the offer or by such holder’s duly authorized representative (in accordance with Instruction 5 below).

(a)    If this Letter of Acceptance and Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Acceptance and Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed.  If such transmitted certificate(s) is held of record by two or more joint owners, all such owners must sign this Letter of Acceptance and Transmittal.

(b)    If this Letter of Acceptance and Transmittal is executed by a person other than the registered owner(s) of the accompanying certificate(s) or shares of the Offeror are to be issued to a person other than the registered owner(s):

(i)   such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)   the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

4.	Guarantee of Signatures

If this Letter of Acceptance and Transmittal is executed by a person other than the registered owner(s) of the Deposited Securities, or if certificates representing Common Shares not deposited to or purchased under the offer are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the books of Stallion, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Acceptance and Transmittal or any certificate or share transfer or power of attorney is executed by a person on behalf of an executor, administrator, trustee, guardian, attorney-in-fact, agent, corporation, partnership or association, or is executed by any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and this Letter of Acceptance and Transmittal must be accompanied by satisfactory evidence of the authority to act.  Either the Offeror or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

6.	Partial Tenders

If less than the total number of Common Shares evidenced by any certificate submitted is to be deposited under the Offer, fill in the number of Common Shares to be deposited in the appropriate space on this Letter of Acceptance and Transmittal.  In such case, new certificate(s) for the number of Common Shares not deposited will be sent to the registered holder as soon as practicable following the Expiry Time.  The total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.  If certificate(s) representing Common Shares not deposited to or purchased under the Offer are to be returned other than in the name of, and to the address, as shown on the books of Stallion, complete the appropriate box on this Letter of Acceptance and Transmittal.

7.	Backup Withholding

Under U.S. federal income tax law, a Shareholder whose Deposited Securities are accepted for payment pursuant to the Offer may be subject to backup withholding at a rate of 28%.

U.S.  Residents

To prevent backup withholding, a Shareholder that is a resident of the United States for United States federal income tax purposes is required to notify the Depositary of the Shareholder’s current taxpayer identification number (“TIN”) by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct (or that such Shareholder is awaiting receipt of a TIN), and that (i) the Shareholder has not been notified by the Internal Revenue Service that the Shareholder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) after being so notified, the Internal Revenue Service has notified the Shareholder that the Shareholder is no longer subject to backup withholding.  If the Depositary is not provided with the correct TIN, such Shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such Shareholder pursuant to the Offer may be subject to backup withholding (see below).

Each Shareholder is required to give the Depositary the TIN (e.g., Social Security number or employer identification number) of the record holder of the Common Shares.  If the Common Shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.  A Shareholder who does not have a TIN may check the box in Part 3 of the Substitute Form W-9 if such Shareholder has applied for a TIN or intends to apply for a TIN in the near future.  If the box in Part 3 is checked, the Shareholder must also complete the information in the box entitled “Certificate of Awaiting Taxpayer Identification Number” below in order to avoid backup withholding.  If the box in Part 3 is checked, payments made will be subject to backup withholding unless the Shareholder has furnished the Depositary with his or her TIN by the time payment is made.  A Shareholder who checks the box in Part 3 in lieu of furnishing a TIN should furnish the Depositary with the Shareholder’s TIN as soon as it is received.

Certain Shareholders are not subject to these backup withholding requirements.  To avoid possible erroneous backup withholding, a Shareholder who is a resident of the United States for United States federal income tax purposes and is exempt from backup withholding should complete the Substitute Form W-9 by providing his or her correct TIN, signing and dating the form, and writing “exempt” on the face of the form.

Non-U.S.  Residents

A Shareholder who is not a resident of the United States for United States federal income tax purposes should submit to the Depositary the appropriate Form W-8.  Generally, a foreign individual or a foreign corporation that is not a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the United States would provide a Form W-8BEN.  A foreign entity that is a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the United States would generally provide a Form W-8IMY (which may require an additional Form W-8BEN for its beneficial owners).  A foreign individual or a foreign entity that is engaged in a trade or business within the United States may be required to provide a Form W-8ECI.  Form W-8BEN is enclosed herein.  Forms W-8IMY and W-8ECI will be provided to you by the Depositary upon request.

All Shareholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements and to determine which form should be used to avoid backup withholding.

If backup withholding applies, the Depositary is required to withhold 28% of any payments to be made to the Shareholder.  Backup withholding is not an additional tax.  Rather, the U.S. tax liability of persons subject to backup withholding, if any, will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service.  The Depositary cannot refund amounts withheld by reason of backup withholding.

9.    Miscellaneous

(a) If the space on this Letter of Acceptance and Transmittal is insufficient to list all certificates for Deposited Securities, additional certificate numbers and numbers of Deposited Securities may be included in a separate signed list affixed to this Letter of Acceptance and Transmittal.

(b) If Deposited Securities are registered in different forms (e.g.  “Joe Doe” and “J.  Doe”), a separate Letter of Acceptance and Transmittal should be signed for each different registration.

(c) No alternative, conditional or contingent deposits will be accepted.  All depositing Shareholders by execution of this Letter of Acceptance and Transmittal (or a manually signed facsimile thereof) waive any right to receive any notice of acceptance of Deposited Securities for payment.

(d) The offer and any agreement resulting from the acceptance of the offer will be construed in accordance with and governed by the laws of the State of Colorado applicable therein.  The Shareholder covered by this Letter of Acceptance and Transmittal hereby unconditionally and irrevocably attorns to the jurisdiction of the courts of the State of Colorado and the courts of appeal therefrom.

(e) Additional copies of the Prospectus, this Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained from the Dealer Manager or the Information Agent at the addresses listed below.

10.	Lost Certificates

If a share certificate has been lost, destroyed or stolen, the Shareholder should promptly notify Stallion’s transfer agent.  The Shareholder then will be instructed as to the steps that must be taken in order to replace such share certificate(s).  This Letter of Acceptance and Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed share certificates have been followed.

Form **W-9** (Rev. October 2007) Department of the Treasury Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Exempt payee

☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) ▶ -------

☐ Other (see instructions) ▶

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

or

Employer identification number

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here Signature of U.S. person ▶ Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

- The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X Form W-9 (Rev. 10-2007)

Form W-9 (Rev. 10-2007) Page 2

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see *Special rules for partnerships* on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.

Limited liability company (LLC). Check the "Limited liability company" box only and enter the appropriate code for the tax classification ("D" for disregarded entity, "C" for corporation, "P" for partnership) in the space provided.

For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.

For an LLC classified as a partnership or a corporation, enter the LLC's name on the "Name" line and any business, trade, or DBA name on the "Business name" line.

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the business name, sign and date the form.

Form W-9 (Rev. 10-2007) Page 3

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited liability company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see *Exempt Payee* on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Form W-9 (Rev. 10-2007) Page 4

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
For this type of account:	**Give name and EIN of:**
6. Disregarded entity not owned by an individual	The owner
7. A valid trust, estate, or pension trust	Legal entity[4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.consumer.gov/idtheft* or 1-877-IDTHEFT(438-4338).

Visit the IRS website at *www.irs.gov* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Form **W-8BEN**

(Rev. February 2006)

Department of the Treasury
Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding

▶ Section references are to the Internal Revenue Code. ▶ See separate instructions.
▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for:	Instead, use Form:
• A U.S. citizen or other U.S. person, including a resident alien individual	W-9
• A person claiming that income is effectively connected with the conduct of a trade or business in the United States	W-8ECI
• A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W-8ECI or W-8IMY
• A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)	W-8ECI or W-8EXP

Note: *These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.*

• A person acting as an intermediary	W-8IMY

Note: *See instructions for additional exceptions.*

Part I Identification of Beneficial Owner (See instructions.)

1 Name of individual or organization that is the beneficial owner

2 Country of incorporation or organization

3 Type of beneficial owner: ☐ Individual ☐ Corporation ☐ Disregarded entity ☐ Partnership ☐ Simple trust ☐ Grantor trust ☐ Complex trust ☐ Estate ☐ Government ☐ International organization ☐ Central bank of issue ☐ Tax-exempt organization ☐ Private foundation

4 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address.**

City or town, state or province. Include postal code where appropriate.

Country (do not abbreviate)

5 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.

Country (do not abbreviate)

6 U.S. taxpayer identification number, if required (see instructions) ☐ SSN or ITIN ☐ EIN

7 Foreign tax identifying number, if any (optional)

8 Reference number(s) (see instructions)

Part II Claim of Tax Treaty Benefits (if applicable)

9 **I certify that (check all that apply):**

a ☐ The beneficial owner is a resident of .... within the meaning of the income tax treaty between the United States and that country.

b ☐ If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).

c ☐ The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

d ☐ The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e ☐ The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10 **Special rates and conditions** (if applicable—see instructions): The beneficial owner is claiming the provisions of Article .... of the treaty identified on line 9a above to claim a .... % rate of withholding on (specify type of income): ....
Explain the reasons the beneficial owner meets the terms of the treaty article: ....
....

Part III Notional Principal Contracts

11 ☐ I have provided or will provide a statement that identifies those notional principal contracts from which the income is **not** effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1 I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

2 The beneficial owner is not a U.S. person,

3 The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner's share of a partnership's effectively connected income, and

4 For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here ▶ Signature of beneficial owner (or individual authorized to sign for beneficial owner) | Date (MM-DD-YYYY) | Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 25047Z Form **W-8BEN** (Rev. 2-2006)

Printed on Recycled Paper

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company
Attention:  Reorganization Department
17 Battery Place, 8th Floor
New York, New York  10004
Phone:  (212) 509-4000 Ex. 536